EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Oncor Electric Delivery Company on Form S-4 of our report dated February 14, 2003, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in this Prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Dallas, Texas
July 7, 2003